UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 21, 2016

CROWDGATHER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52143	20-2706319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23945 CALABASAS ROAD, SUITE 115, CALABASAS, CA  91302

(Address of Principal Executive Offices) (Zip Code)

(818) 435-2472

Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

During its current preparation of the Quarterly Report currently due pursuant to Section 13(a) of the Securities Exchange Act on Form 10-Q, the Company was notified on March 21, 2016, that the engagement partner of its current auditor, Q Accountancy, had been temporarily suspended to practice before the Commission (Feb. 25, 2016).  The Company had prepared the Form 10-Q due March 15, 2016 for the quarter ended January 31, 2016, with the Unaudited Financial Information, but it cannot be reviewed by Q Accountancy due to the suspension, and the Company is unable to engage a new independent PCAOB registered auditing firm prior to the time of the extended due date of this filing, to perform the required review of the Unaudited financial results of the company. As a result, the Company, is unable to file this Form 10 Q for the period ended January 31, 2016, at this time, until a new auditor has been engaged and has reviewed the Unaudited financial information.  The Company is seeking to engage new auditors as soon as possible to remedy this filing and future filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWDGATHER, INC.

By:	/s/ Sanjay Sabnani
Sanjay Sabnani, Chief Executive Officer
Date: March 21, 2016